UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2024

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Market Street Suite 650 Akron, Ohio	44305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
8.125% Senior Notes due 2026	BWSN	New York Stock Exchange
6.50% Senior Notes due 2026	BWNB	New York Stock Exchange
7.75% Series A Cumulative Perpetual Preferred Stock	BW PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2024, Louis Salamone, Jr. announced that he would step down as the Executive Vice President and Chief Financial Officer of Babcock & Wilcox Enterprises, Inc. (the “Company”) effective December 31, 2024. In connection with Mr. Salamone’s transition, the Company entered into a consulting agreement with Mr. Salamone, dated November 27, 2024 (the “Salamone Consulting Agreement”). Pursuant to the Salamone Consulting Agreement, Mr. Salamone will provide consulting services (including transition support of the Chief Financial Officer role) to the Company for a one year term commencing January 1, 2025, subject to earlier termination by either party with thirty days’ advance written notice and provided that Mr. Salamone executes a release of claims in favor of the Company. As consideration for his consulting services, the Salamone Consulting Agreement provides that the Company will pay Mr. Salamone (1) a $29,166 monthly fee during the term of Mr. Salamone’s services, (2) a $525,000 signing bonus, payable within 15 days of January 1, 2025, and (3) an additional bonus of $525,000 payable in monthly instalments over the 12-month term of the Salamone Consulting Agreement. In addition, Mr. Salamone will vest on December 31, 2024 in 130,000 restricted stock units previously granted to him by the Company and all other unvested equity awards held by Mr. Salamone on that date will terminate. The Company appreciates Mr. Salamone’s efforts over the past six years, as well as his commitment to provide transition and consulting services to the Company.

On December 2, 2024, the Company announced the appointments of Cameron Frymyer to Executive Vice President and Chief Financial Officer of the Company, Jimmy Morgan to Executive Vice President and Chief Commercial Officer of the Company and Chris Riker to Executive Vice President and Chief Operating Officer of the Company, each effective on January 1, 2025. In such capacity, Mr. Frymyer will serve as the principal financial officer of the Company.

Mr. Frymyer, age 49, has served as Senior Vice President, Business Operations, of the Company since 2023. From 2020 to 2023, Mr. Frymyer served as Business Segment Chief Financial Officer for The Babcock & Wilcox Company and B&W SPIG subsidiaries. Prior to that, he was Vice President, Finance for The Babcock & Wilcox Company and B&W SPIG from 2016-2020. Mr. Frymyer also was Vice President, Finance for the Company’s Power and Industrial Segments from 2015-2016 and Finance Director for the Company’s Power segment and Controller for the Company’s Global Power Division from 2012. Mr. Frymyer joined the Company in 2007.

Mr. Morgan, age 55, has served as the Company’s Chief Operating Officer since August 2020 and was additionally named Executive Vice President in January 2022. He has also served as Managing Director of our Babcock & Wilcox Vølund subsidiary. Previously, Mr. Morgan served as our Senior Vice President, Babcock & Wilcox from January 2019 to August 2020. From December 2016 until January 2019, Mr. Morgan served as Senior Vice President, Renewable, with responsibility for the company’s Babcock & Wilcox Vølund subsidiary and for Babcock & Wilcox’s operations and maintenance services businesses. From August 2016 to December 2016, he served as Senior Vice President, Operations. He was Vice President, Operations from May 2016 to August 2016 and was Vice President and General Manager of Babcock & Wilcox Construction Co., Inc. from February 2016 to May 2016. Before joining the Company, he was President of Allied Technical Resources, Inc., a technical staffing company, from September 2013 to January 2016. Previous positions included serving as Chief Operating Officer with BHI Energy, Vice President of Installation and Modification Services with Westinghouse Electric Company, and as Managing Director for AREVA T&D. He began his career with Duke Energy.

Mr. Riker, age 42, has served as Senior Vice President, Thermal since August 2022 with responsibility for our global thermal energy business. He has also served as Senior Vice President, Global Parts and Service from 2018 to 2022, where he led us worldwide parts and services business, and Vice President, Industrial Steam Generation from 2016 to 2018 where he had responsibility over package boiler, pulp and paper and petrochemical businesses. Prior to that, he led the Finance organization for former Global Services segment after serving as Controller for Diamond Power International, Inc. subsidiary. Chris first joined Babcock & Wilcox in the role of Manager of Internal Audit in 2010 after serving as a consultant with KPMG, LLP.

There are no arrangements or understandings between Messrs. Frymyer, Morgan or Riker and any other persons pursuant to which each of Messrs. Frymyer, Morgan or Riker was selected as an officer of the Company. There are also no family relationships between Messrs. Frymyer, Morgan or Riker and any director or executive officer of the Company, and each of Messrs. Frymyer, Morgan and Riker do not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with their appointments, Mr. Frymyer’s annual rate of base salary will increase to $500,000 and Mr. Riker’s annual rate of base salary will increase to $500,000.

Item 8.01 Other Events.

The Babcock & Wilcox Company (the “B&W Company”) is party to a Consultant Agreement with Henry E. Bartoli, a member of the Company’s Board of Directors, dated November 5, 2020, as amended on January 5, 2022 and December 31, 2023 (the “Bartoli Consulting Agreement”). Pursuant to the Bartoli Consulting Agreement, Mr. Bartoli provides consulting services to the B&W Company. On November 26, 2024, the B&W Company and Mr. Bartoli entered into a third amendment to the Bartoli Consulting Agreement (the “Amendment”) that extends the term of the Bartoli Consulting Agreement through December 31, 2025, subject to earlier termination by either party as provided in the Bartoli Consulting Agreement. The Amendment also provides that as consideration for his consulting services during the extended term, Mr. Bartoli will receive (1) a $12,500 monthly fee and (2) restricted stock units with a grant date value of $75,000 to be granted by the Company, half of which will vest on each of June 30, 2025 and December 31, 2025, subject to Mr. Bartoli’s continued service through the applicable vesting date. Except as provided in the preceding sentence, the provisions of the Bartoli Consulting Agreement remain unchanged.

The foregoing description of the Amendment is a summary, does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Third Amendment to the Consulting Agreement, by and between The Babcock & Wilcox Company and Henry Bartoli, dated November 26, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

December 2, 2024	By:	/s/ John J. Dziewisz
John J. Dziewisz
Executive Vice President, General Counsel and Corporate Secretary